UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008 (February 22, 2008)

COMMUNICATE.COM, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e) -4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2008, Communicate.com, Inc., a Nevada corporation (the “Company” or “Communicate”) entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) with Wanderspot LLC, a Washington limited liability company (“Wanderspot”) pursuant to which Wanderspot has agreed to develop websites for certain domain names owned by Communicate.  Each Communicate domain name developed by Wanderspot will include, but is not limited to, creating or customizing common infrastructure to support multiple similar sites, tools for maintenance and analysis of site performance, user experience features, traffic generation, and monetization.

The Independent Contractor Agreement will expire on February 21, 2011 and may be terminated by either party at any time and for any reason by providing thirty (30) days written notice to the other party.

Pursuant to the terms of the Independent Contractor Agreement, Wanderspot will be compensated (i) a base fee of $60,000 per month; (ii) a commission fee of 50% of Net Revenue (as defined in the Independent Contractor Agreement) that is generated by web sites developed by Wanderspot under the Independent Contractor Agreement, up to a maximum of commission fee of $35,000 per month during the term of the Independent Contractor Agreement; and (iii) three options, to purchase up to 20,000 shares of common stock of the Company, granted under the Company’s 2007 Incentive Stock Plan, to each of the following 3 individuals all of whom are principals of Wanderspot: Ethan Lowry, Adam Doppelt, and Patrick O’Donnell.

Under the Independent Contractor Agreement, Wanderspot shall report to and be responsible to the Company’s president and Chief Operating Officer, Jonathan Ehrlich.

The foregoing description of the Independent Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Independent Contractor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On February 25, 2008, the Company issued a press release announcing the Independent Contractor Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
10.1	Independent Contractor Agreement dated February 22, 2008 by and between Communicate.com, Inc. and Wanderspot LLC.
99.1	Press Release of Communicate.com, Inc. dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:  /s/ C. Geoffrey Hampson
       C. Geoffrey Hampson
       Chief Executive Officer
       Dated: February 25, 2008